FIRST MODIFICATION AGREEMENT

         THIS FIRST MODIFICATION AGREEMENT ("Agreement") is entered into as of March 28, 1997, among the Borrowers named herein, the Banks listed on the signature pages of this Agreement, and BANK ONE, ARIZONA, NA, a national banking association, as Agent. The parties hereto agree as follows:

RECITALS:

         A. Agent, Banks and RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF MARYLAND, INC., a Maryland corporation, RICHMOND AMERICAN HOMES OF NEVADA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF VIRGINIA, INC., a Virginia corporation, RICHMOND
AMERICAN HOMES OF ARIZONA, INC., a Delaware corporation (formerly known as Richmond American Homes, Inc.), RICHMOND AMERICAN HOMES OF COLORADO, INC., a Delaware corporation (formerly known as Richmond Homes, Inc. I) and RICHMOND HOMES, INC. II, a Delaware corporation (subsequently merged into Richmond Homes, Inc. I), as Borrowers (collectively, the "Borrowers") entered into a Credit Agreement dated as of April 10, 1996 and an Agreement dated March 3, 1997 (collectively, the "Credit Agreement"). Pursuant to the Credit Agreement, Banks, among other things, established a credit facility ("Credit Facility") for Borrowers, which is evidenced by the Notes. Capitalized terms not otherwise defined herein shall have the same meanings ascribed to such terms in the Credit Agreement.

         B. Borrowers have requested, among other things, that Banks increase the amount of the Credit Facility, extend the maturity date of the Credit Facility, and modify certain covenants in the Credit Agreement. Banks have agreed to so modify the Credit Facility and to amend the Credit Agreement and other Loan Documents on the terms and subject to the conditions set forth in this Agreement.

AGREEMENTS:

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Bank and Agent agree as follows:

SECTION 1.  ACCURACY OF RECITALS.

         The parties acknowledge the accuracy of the Recitals.

SECTION 2.  MODIFICATION OF CREDIT AGREEMENT.

         Effective as of the Effective Date (as hereafter defined), the Credit Agreement shall be modified as follows:

         2.1. The following definitions are hereby added to Article I of the Credit Agreement, or modified in their entirety if currently set forth in
Article I:

                  "Aggregate Commitment" means the aggregate of the Commitments of all Banks, as reduced from time to time pursuant to the terms hereof. As of March 28, 1997, the Aggregate Commitment is $175,000,000.00.

                  "Borrowers" means RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF MARYLAND, INC., a Maryland corporation, RICHMOND AMERICAN HOMES OF NEVADA, INC., a
         Colorado  corporation,  RICHMOND  AMERICAN  HOMES OF VIRGINIA,  INC., a
         Virginia corporation, RICHMOND AMERICAN HOMES OF ARIZONA, INC., a Delaware corporation (formerly known as Richmond American Homes, Inc.), RICHMOND AMERICAN HOMES OF COLORADO, INC., a Delaware corporation (formerly known as Richmond Homes, Inc. I) and their successors and assigns, and any Subsidiary that shall hereafter become a Borrower in accordance with Section 11.4 hereof, and any successors and assigns of any of the foregoing. "Borrower" means any one of the Borrowers.

                  "Consolidated Tangible Net Worth" means, as to Guarantor, at any date, the sum of all capital accounts (including without limitation, any paid-in capital, capital surplus, and retained earnings) determined on a consolidated basis in conformity with Agreement Accounting Principles, plus (i) the amount paid by Guarantor to repurchase its common stock after December 31, 1996, such amount not to exceed $10,000,000.00, plus (ii) the after-tax effect, as calculated in accordance with Agreement Accounting Principles, attributed to any premium paid by Guarantor to repurchase a portion of its Senior Notes between March 25, 1997 and June 30, 1997, such after-tax effect not to exceed $2,000,000.00, less (iii) its consolidated Intangible Assets, and less (iv) loans and advances to directors, officers and employees of Guarantor but excluding (I) loans for purposes of exercising options to purchase capital stock in Guarantor to the extent not otherwise netted out in the determination of shareholders' equity, and (II) any arms-length mortgage loans made by any Subsidiary in the ordinary course of such Subsidiary's business, and (III) any advances made to employees in the ordinary course of business for travel and other items, and (IV) other such loans and advances not to exceed $5,000,000 in the aggregate outstanding at any one time, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated shareholders' equity) of (A) all write-ups in the book value of any asset owned by Guarantor or any Subsidiary, (B) any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of Guarantor or any Subsidiary, (C) all unamortized debt discount, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items, and
         (D) all items that would be considered intangible assets under Agreement Accounting Principles.

                  "Conversion Period" means the period of time commencing on the Conversion Date and expiring on the Facility Termination Date. The Conversion Period shall be either (A) a Secured Conversion Period, (B) an Unsecured Conversion Period, or (C) a Modified Secured Conversion Period.

                  "Facility Maturity Date" means June 30, 2001, as the same may be extended as provided in Section 2.21.

                  "Facility Termination Date" means the earlier of (i) the Facility Maturity Date, or (ii) the last day of the Conversion Period (if applicable) then in effect, as calculated pursuant to Section 2.22.

         2.2 The phrase "Facility Termination Date", as it appears in the following provisions of the Credit Agreement, is hereby amended to be "Facility Maturity Date:"

                  (i) The definition of "Modified Secured Conversion Period" in Article I;

                  (ii)     Section 2.21, in each place that it appears;

                  (iii) Sections 2.22(d) and (e), in each place that it appears.

         2.3 The Commitment of Sanwa Bank California, as set forth opposite its signature on the Credit Agreement, is hereby amended to be $25,000,00.00. The Commitment of KeyBank National Association, a national banking association formerly known as Key Bank of Colorado ("KeyBank"), as set forth opposite its signature on the Credit Agreement, is hereby amended to be $35,000,000.00.


SECTION 3.  OTHER MODIFICATIONS; RATIFICATION OF LOAN DOCUMENTS.

         3.1 As of the Effective Date, each reference in the Loan Documents to any of the Loan Documents is hereby amended to be a reference to such document as modified herein.

         3.2 The Loan Documents are ratified and affirmed by Borrowers and shall remain in full force and effect as modified herein.

SECTION 4.  BORROWER REPRESENTATIONS AND WARRANTIES.

         Borrowers represent and warrant to Banks and Agent:

         4.1 As of March 26, 1997, the outstanding principal balance of the Notes is $17,602,065.76; interest has been paid through the due date.

         4.2 No Event of Default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be an Event of Default under the Loan Documents as modified herein has occurred and is continuing.

         4.3 There has been no material adverse change in the financial condition of any Borrower or Guarantor or any other person whose financial statement has been delivered to Agent in connection with the Credit Facility from the most recent financial statement received by Agent.

         4.4 Each and all representations and warranties of Borrowers in the Loan Documents are accurate on the date hereof, except as may have been previously disclosed to Banks in writing.

         4.5 Borrowers have no claims, counterclaims, defenses, or set-offs with respect to the Credit Facility or the Loan Documents as modified herein.

         4.6 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrowers, enforceable against Borrowers in accordance with their terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         4.7 Each Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of each Borrower. This Agreement has been duly executed and delivered on behalf of each Borrower.

SECTION 5.  BORROWER COVENANTS.

         Borrowers covenant with Agent and Banks as follows:

         5.1 Borrowers shall execute, deliver, and provide to Agent such additional agreements, documents, and instruments as reasonably required by Agent to effectuate the intent of this Agreement.

         5.2 Borrowers fully, finally, and absolutely and forever release and discharge Agent and Banks and their present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrowers, whether now known or unknown to Borrowers, and whether contingent or matured, (i) in respect of the Credit Facility, the Loan Documents, or the actions or omissions of Agent or Banks in respect of the Credit Facility or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement.

SECTION 6.  CONDITIONS PRECEDENT.

         The agreements of Banks and Agent and the modifications contained herein shall not be binding upon Banks and Agent until Borrowers have executed and delivered this Agreement and Agent has received, at Borrowers' expense, all of the following on or before March 28, 1997 (the "Effective Date"), and each of which shall be in form and content satisfactory to Agent and Banks and shall be subject to approval by Agent and Banks:

         6.1 An original of this Agreement fully executed by Borrowers and Guarantor;

         6.2 Replacement Notes payable to the order of Sanwa Bank California and KeyBank, each in the amount of $25,000,000.00 and $35,000,000.00, respectively, in the form attached hereto as Exhibit A, fully executed by Borrowers;

         6.3      An extension fee in the amount of $112,500.00;

         6.4 A commitment fee, for the increase in the Aggregate Commitment to $175,000,000.00, in the amount of $82,500.00;

         6.5 The fees payable to Agent as set forth in the letter agreement of even date herewith between Agent and Borrowers;

         6.6 Such resolutions or authorizations and such other documents as Agent may require relating to the existence and good standing of each Borrower and Guarantor, and the authority of any person executing this Agreement or other documents on behalf of each Borrower and Guarantor;

         6.7 A written opinion of Haligman & Lottner, P.C., counsel to Borrowers and Guarantor, addressed to Agent and Banks in substantially the form of Exhibit B hereto; and

         6.8 Payment of all the internal and external costs and expenses incurred by Banks and Agent in connection with this Agreement (including, without limitation, inside and outside attorneys and processing costs, expenses, and fees).

SECTION 7.  ADJUSTMENT OF PRO RATA SHARES.

         7.1 Pursuant to the provisions of the Credit Agreement, Advances made by the Banks (excluding Swing Line Advances) consist of Loans made by the several Banks ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. As a result of the increase in the Commitment of Sanwa Bank California and KeyBank, and the resulting increasing in the Aggregate Commitment, such ratio has been changed. As of the Effective Date, each Bank whose proportionate share of such Advances decreased as a result of the change in such ratio (an "Assignor Bank") hereby sells and assigns to each Bank whose proportionate share of Advances increased as a result of the change in such ratio (an "Assignee Bank"), and each Assignee Bank hereby purchases and assumes, without recourse, from each Assignor Bank, all of Assignor Bank's rights and obligations in respect of the portion of its Commitment and the portion of all Advances owing to the Assignor that are outstanding on the date hereof, to the extent required in order to appropriately adjust the proportionate shares and the Advances. In connection with the foregoing assignment, on or before 11:00 a.m., Phoenix time, on the Effective Date, each Assignee Bank shall wire transfer to Agent the applicable amount necessary to make the foregoing adjustment, and Agent shall wire transfer the respective amount to each Assignor Bank on the Effective Date.

SECTION 8.  GENERAL.

         8.1 The Loan Documents as modified herein contain the complete understanding and agreement of Borrowers, Banks and Agent in respect of the Credit Facility and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.
No  provision  of  the  Loan Documents  as  modified  herein  may  be  changed,
discharged,   supplemented, terminated, or waived except in a writing signed by the parties thereto.

         8.2 The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrowers, Banks and Agent and their successors and assigns; provided, however, Borrowers may not assign any of their rights or delegate any of their obligations under the Loan Documents and any purported assignment or delegation shall be void.

         8.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

         8.4 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

         IN WITNESS WHEREOF, Borrowers, Banks, and Agent have executed this Agreement as of the date set forth above.

                                   BORROWERS:

ATTEST:                            RICHMOND AMERICAN HOMES OF
                                   CALIFORNIA, INC., a Colorado corporation


----------------------------
                                   By:
                                      --------------------------------------
                                   Name:    John J. Heaney
                                   Title:   Vice President


ATTEST:                            RICHMOND AMERICAN HOMES OF
                                   MARYLAND, INC., a Maryland corporation


-----------------------------
                                   By:
                                      -------------------------------------
                                   Name:    John J. Heaney
                                   Title:   Vice President


ATTEST:                            RICHMOND AMERICAN HOMES OF NEVADA,
                                   INC., a Colorado corporation


------------------------------
                                    By:
                                       -----------------------------------
                                    Name:    John J. Heaney
                                    Title:   Vice President

ATTEST:                             RICHMOND AMERICAN HOMES OF VIRGINIA,
                                    INC., a Virginia corporation


------------------------------
                                     By:
                                        ---------------------------------
                                     Name:    John J. Heaney
                                     Title:   Vice President


ATTEST: RICHMOND AMERICAN HOMES OF ARIZONA, INC., a Delaware corporation, formerly known as Richmond American Homes, Inc.

-------------------------------

                                      By:
                                         ---------------------------------
                                      Name:    John J. Heaney
                                      Title:   Vice President


ATTEST:                               RICHMOND AMERICAN HOMES OF
                                      COLORADO, INC., a Delaware corporation,
                                      formerly known as Richmond Homes, Inc. I,
                                      successor by merger to Richmond Homes,
                                      Inc. II
--------------------------------




                                      By:
                                         ---------------------------------
                                      Name:    John J. Heaney
                                      Title:   Vice President

                                       BANKS AND AGENT:

ATTEST: BANK ONE, ARIZONA, NA, a national banking association, Individually and as Agent

---------------------------
                                       By:
                                          --------------------------------
                                       Name:    Rhonda R. Williams
                                       Title:            Vice President

ATTEST:                                BANK UNITED OF TEXAS FSB, a federal
                                       savings bank

---------------------------
                                        By:
                                           ------------------------------
                                        Name:    Thomas S. Griffin
                                        Title:   Vice President

ATTEST:                                 SANWA BANK CALIFORNIA, a California
                                        corporation

----------------------------
                                        By:
                                           -----------------------------
                                        Name:    Russ Wakeham
                                        Title:   Vice President

ATTEST: KEYBANK NATIONAL ASSOCIATION, a national banking association formerly known as KEY BANK OF COLORADO, a Colorado state bank
-----------------------------

                                        By:
                                           -----------------------------
                                        Name:    Bruce Siegrist
                                        Title:   Vice President